SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 1, 2003
(Date of Report)

July 30, 2003
(Date of earliest event reported)

Intuit Inc.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-21180 (Commission File Number)	77-0034661 (I.R.S. Employer Identification No.)

2535 Garcia Avenue
Mountain View, California 94043
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code:
(650) 944-6000

ITEM 5. OTHER EVENTS.

Amended and Restated Employment Agreement with Chief Executive Officer

On July 30, 2003 Intuit Inc. (“the Company”) entered into an amended and restated employment agreement with Stephen M. Bennett, the Company’s Chief Executive Officer.

A copy of that agreement is attached as Exhibit 99.01.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit 99.1: Amended and Restated Employment Agreement between Intuit and Stephen M. Bennett, dated July 30, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2003	INTUIT INC.

	By:	/s/ ROBERT B. HENSKE

Robert B. Henske Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1:	Amended and Restated Employment Agreement between Intuit and Stephen M. Bennett, dated July 30, 2003.